Exhibit 99.1

SPECIALTY PIPE & TUBE, INC. Financial Statements July 31, 2014 and 2013 (with Independent Auditors' Report thereon)

SPECIALTY PIPE & TUBE, INC.

Table of Contents

July 31, 2014 and 2013

Independent Auditors' Report	1

Financial Statements:

Balance Sheets	2

Statements of Operations	3

Statements of Changes in Invested Equity	4

Statements of Cash Flows	5

Notes to Financial Statements	6-11

Independent Auditors' Report

To the Board of Directors
Specialty Pipe & Tube, Inc.

We have audited the accompanying financial statements of Specialty Pipe & Tube, Inc., which comprise the balance sheets as of July 31, 2014 and 2013, and the related statements of operations, changes in invested equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and the fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the financial statements that are free from material misstatement whether due to fraud or error.

Auditors' Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Specialty Pipe & Tube, Inc. as of July 31, 2014 and 2013, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Dixon Hughes Goodman LLP
Dixon Hughes Goodman LLP

Charleston, West Virginia
February 2, 2015

SPECIALTY PIPE & TUBE, INC.
Balance Sheets
As of July 31, 2014 and 2013

	2014	2013
Assets
Current assets:
Cash	$101	$100
Accounts receivable, less allowance for doubtful accounts
of $86,700 and $72,700, respectively	3,419,267	2,860,090
Raw material inventories, net	18,096,103	21,004,044
Prepaid expenses and other current assets	1,302	1,302
Total current assets	21,516,773	23,865,536

Property and equipment, net	2,944,097	2,994,468

Other assets:
Goodwill	4,103,082	4,103,082
Intangible assets, net	2,256,661	2,976,025

Total assets	$30,820,613	$33,939,111

Liabilities and Invested Equity
Current liabilities:
Accounts payable	$3,131,988	$1,145,775
Deferred income taxes, current	2,894,059	2,771,708
Accrued expenses and other current liabilities	1,218,142	1,137,296
Total current liabilities	7,244,189	5,054,779

Deferred income taxes	1,297,080	1,560,881
Total liabilities	8,541,269	6,615,660

Invested equity	22,279,344	27,323,451
Commitments and contingencies
Total liabilities and invested equity	$30,820,613	$33,939,111

The accompanying notes are an integral part of these financial statements.

SPECIALTY PIPE & TUBE, INC.
Statements of Operations
For the Years Ended July 31, 2014 and 2013

	2014	2013

Net sales	$29,684,627	$28,018,393

Cost of sales	19,982,759	17,781,928
Gross profit	9,701,868	10,236,465

Selling expense	298,714	270,958
General and administrative expense	3,574,177	3,436,434
Depreciation and amortization expense	831,292	998,346

Income before income taxes	4,997,685	5,530,727
Provision for income taxes	1,704,000	1,886,000

Net income	$3,293,685	$3,644,727

The accompanying notes are an integral part of these financial statements.

SPECIALTY PIPE & TUBE, INC.
Statements of Changes in Invested Equity
For the Years Ended July 31, 2014 and 2013

Invested Equity

Balance at July 31, 2012	$32,280,562

Net income	3,644,727

Net distributions to owner	(8,601,838)

Balance at July 31, 2013	$27,323,451

Net income	3,293,685

Net distributions to owner	(8,337,792)

Balance at July 31, 2014	$22,279,344

The accompanying notes are an integral part of these financial statements.

SPECIALTY PIPE & TUBE, INC.
Statements of Cash Flows
For the Years Ended July 31, 2014 and 2013
	2014	2013
Cash flows from operating activities:
Net income	$3,293,685	$3,644,727
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	831,292	998,346
Deferred income taxes	(141,450)	210,612
Provision for losses on accounts receivable	17,445	18,666
Provision for (reduction of) losses on inventory	388	(1,141,798)
Changes in operating assets and liabilities:
Accounts receivable	(576,622)	98,752
Inventories	2,907,553	5,685,461
Accounts payable	1,986,213	128,788
Accrued expenses	80,846	(941,431)
Net cash provided by operating activities	8,399,350	8,702,123

Cash flows from investing activities:
Purchases of property, plant and equipment	(61,557)	(100,286)
Net cash used in investing activities	(61,557)	(100,286)

Cash flows from financing activities:
Net distributions to owner	(8,337,792)	(8,601,838)
Net cash used in financing activities	(8,337,792)	(8,601,838)
Net increase (decrease) in cash	1	(1)
Cash, at beginning of year	100	101
Cash, at end of year	$101	$100

The accompanying notes are an integral part of these financial statements.

SPECIALTY PIPE & TUBE, INC

Notes to Financial Statements

July 31, 2014 and 2013

1.	Summary of Significant Accounting Policies

Nature of Operations - Specialty Pipe & Tube, Inc., a Delaware corporation ("Specialty"), is a wholly owned subsidiary of The Davidson Group, a Delaware corporation ("Davidson"). In 2007, Specialty was acquired by Ferguson Enterprises, Inc. ("Ferguson"), a subsidiary of Wolseley PLC ("Wolseley"), as part of Ferguson's acquisition of Davidson. Specialty is a leading master distributor of hot finish, seamless carbon steel pipe and tubing with an emphasis on large outside diameters and exceptionally heavy wall thicknesses. Specialty primarily serves North American pipe and tube distributors, with a small amount of direct-to-customer orders. Most of Specialty's products are sold in the United States.

Basis of Presentation - The accompanying carve-out financial statements are presented in accordance with accounting principles generally accepted in the United States of America ("GAAP"). Specialty is an integrated business of Ferguson. The accompanying carve-out financial statements represent the assets, liabilities, revenue, and expenses directly attributed to Specialty, as well as allocations deemed reasonable by management, to present the financial position, results of operations, changes in invested equity and cash flows of Specialty on a stand-alone basis. The allocation methodologies have been described within the notes to the financial statements where appropriate, and management considers the allocations to be reasonable. The financial information included herein may not necessarily reflect the financial position, results of operations, changes in invested equity and cash flows of Specialty in the future or what they would have been had Specialty been a separate, stand-alone entity during the periods presented.

Accounting Period - Specialty's fiscal year ends on July 31 of each year.

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America ("GAAP") requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Concentration of Credit Risk - Financial instruments that potentially subject Specialty to significant concentrations of credit risk consist principally of cash deposits and trade accounts receivable. Specialty has not experienced significant losses to date on such accounts and management believes that there is very little risk of loss.

Accounts Receivable - Accounts receivable are reported net of an allowance for doubtful accounts. The allowance is based on management's estimate of the amount of receivables that will actually be collected after analyzing the credit worthiness of its customers and historical experience, as well as the prevailing business and economic environment. Accounts are written off when significantly past due and after exhaustive efforts of collection.

Inventories - Inventories are valued at the lower of cost or market. Cost is determined on a first-in first-out basis by using actual cost. Specialty provides a reserve for obsolescence based upon a review of the inventory against existing industry conditions. The reserve for obsolescence was approximately $2,195,000 as of July 31, 2014 and 2013.

Property and Equipment - Property and equipment are stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets. Buildings are depreciated over a range of seven to 35 years, building improvements are depreciated over a range of one to 16 years, machinery and equipment are depreciated over a range of one to ten years, and furniture and fixtures are depreciated over a range of one to seven years. Expenditures for maintenance and repairs are charged to expense as incurred. When equipment is retired or otherwise disposed, the cost and related accumulated depreciation are removed from the accounts and the resulting gain or loss is recognized.

Goodwill and Other Intangible Assets - Goodwill, arising from the excess of purchase price over fair value of the net assets of businesses acquired, is not amortized but reviewed annually for impairment. Intangible assets, which represent the fair value of intellectual, non-physical assets resulting from a business acquisition, include the trade name, customer list and non-compete agreements. Intangible assets are amortized over their estimated useful lives (4 - 12 years) using both straight line and accelerated methods. The weighted average amortization period for the customer relationships is

SPECIALTY PIPE & TUBE, INC. Notes to Financial Statements, continued

approximately eleven years and the weighted average amortization period for the trade name and non-compete agreements is approximately one year. The weighted average amortization period for all intangible assets is approximately 11 years.

Impairment of Long-Lived Assets - Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the net carrying amount may not be recoverable. When such events occur, Specialty measures impairment by comparing the carrying value of each group of assets that generates cash flows with the estimated present value of the corresponding cash flows. If the expected present value of the future cash flows is less than the carrying amount of the asset group, Specialty would recognize an impairment loss. Management has reviewed Specialty's long lived assets and believes that no impairment of long-lived assets has occurred.

Revenue Recognition - Revenue from product sales is recognized at the time ownership of goods transfers to the customer and the earnings process is complete, which is typically on the date the inventory is shipped to the customer.

Shipping Costs - Shipping costs of approximately $177,000 and $147,000 for the years ended July 31, 2014 and 2013, respectively, are recorded in cost of goods sold.

Advertising Costs - Advertising costs are charged to expense as incurred. For the years ended July, 31, 2014 and 2013, advertising expense was approximately $97,000 and $55,000, respectively.

Subsequent Events - Management has evaluated subsequent events through the date of filing this Form 8-K/A.

2.	Property and Equipment

Property and equipment at July 31, 2014 and 2013 is summarized as follows:

	2014	2013
Land	$2,119,092	$2,119,092
Buildings	846,199	846,199
Building improvements	203,309	202,928
Machinery and equipment	361,561	305,356
Furnitures and fixtures	143,149	134,648
	3,673,310	3,608,223
Less accumulated depreciation	729,213	613,755
	$2,944,097	$2,994,468

Specialty recorded depreciation expense of approximately $112,000 and $124,000 for the years ended July 31, 2014 and 2013, respectively.

3.	Intangible Assets

Intangible assets and goodwill at July 31, 2014 and 2013 is summarized as follows:

	2014	2013
Intangible assets subject to amortization:
Customer list	$10,062,000	$10,062,000
Trade name	468,800	468,800
Non-compete agreements	500,000	500,000
	11,030,800	11,030,800
Less accumulated amortization	8,774,139	8,054,775
	$2,256,661	$2,976,025
Intangible assets not subject to amortization:
Goodwill	$4,103,082	4,103,082

SPECIALTY PIPE & TUBE, INC. Notes to Financial Statements, continued

Estimated amortization expense for the next five fiscal years based on existing intangible assets is: 2015 - $533,000, 2016 - $426,000, 2017 - $345,000, 2018 - $279,000, and 2019 - $674,000. Specialty recorded amortization expense of $719,000 and $874,000 for the years ended July 31, 2014 and 2013, respectively.

4.	Accrued Expenses

Accrued expenses at July 31, 2014 and 2013 consist of the following:

	2014	2013
Management incentive	846,068	848,114
Salaries and wages	162,258	135,600
Taxes, other than income taxes	209,816	153,582
	$1,218,142	$1,137,296

5.	Invested Equity

Wolseley and its subsidiary, Ferguson, provide certain management and administrative services to Specialty. The costs of such services are reflected in appropriate categories in the accompanying statements of operations for the years ended July 31, 2014 and 2013. Additionally, Ferguson performs cash management functions on behalf of Specialty. Substantially all of Specialty's cash balances are swept to Ferguson on a daily basis, where they are managed and invested by Ferguson. As a result, all of the charges and cost allocations covered by these centralized cash management functions were deemed to have been paid by Specialty to Ferguson, in cash, during the period in which the cost was recorded in the financial statements. In addition, all of Specialty's cash receipts were advanced to Ferguson as they were received. The excess of cash receipts advanced over the charges and cash allocation is reflected as net cash distributions to Ferguson in the statements of changes in invested equity and cash flows.

Specialty considers all transactions with Ferguson to be financing transactions, which are presented as net cash distributions to owner in the accompanying statements of cash flows.

The significant components of the net cash distributions to Ferguson include customer payments and other cash receipts, expense allocations and accounts payable and other payments.

6.	Income Taxes

Taxable income generated by Specialty has been included in the consolidated federal income tax returns of Ferguson and certain of its state income tax returns. Income taxes have been allocated to Specialty in the accompanying financial statements as if Specialty filed separate income tax returns. Management believes the assumptions underlying its allocations of income taxes on a separate return basis are reasonable. However, the amounts allocated for income taxes in the accompanying financial statements are not necessarily indicative of the actual amount of income taxes that would have been recorded had Specialty been held within and operated as a separate stand-alone entity. The difference between the allocation of income taxes on a separate return basis and the actual income tax payments made or received by Specialty has been reflected as an adjustment to invested equity.

SPECIALTY PIPE & TUBE, INC. Notes to Financial Statements, continued

Provision for income taxes for the years ended July 31, 2014 and 2013 consists of the following components:

	2014	2013
Current:
Federal	$1,845,450	$1,675,388
Total current	1,845,450	1,675,388

Deferred:
Federal	(141,450)	210,612
Total deferred	(141,450)	210,612
Total	$1,704,000	$1,886,000

The reconciliation of income tax computed at the U.S. federal statutory tax rates to income tax expense for the years ended July 31, 2014 and 2013 is as follows:

	2014		2013
	Amount	%	Amount	%
Tax at U.S. statutory rates	$1,699,213	34.0%	$1,880,447	34.0%
Other	4,787	0.1%	5,553	0.1%
Total	$1,704,000	34.1%	$1,886,000	34.1%

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of Specialty’s deferred tax assets and liabilities are as follows:

	2014	2013
Deferred tax assets:
Employee benefit accruals	$32,277	$36,720
Allowance for doubtful accounts	29,478	24,718
Total deferred tax assets	61,755	61,438
Deferred tax liabilities:
Inventory valuation	(2,955,814)	(2,833,146)
Intangible asset amortization	(767,265)	(1,011,848)
Property, plant and equipment	(529,815)	(549,033)
Total deferred tax liabilities	(4,252,894)	(4,394,027)
Net deferred tax liabilities	$(4,191,139)	$(4,332,589)

Specialty's deferred tax assets and liabilities have been classified in the accompanying balance sheet as follows:

	2014	2013
Net current deferred tax liabilities	(2,894,059)	(2,771,708)
Non-current deferred tax liabilities	(1,297,080)	(1,560,881)
Net deferred tax liability	(4,191,139)	(4,332,589)

The income taxes allocated to Specialty do not include unrecognized tax benefits due to the nonexistence of uncertain tax positions.

SPECIALTY PIPE & TUBE, INC. Notes to Financial Statements, continued

7.	Benefit Plan and Collective Bargaining Agreements

Specialty participates in the Wolseley North America 401(k) Plan (the "401(k) Plan") covering all non-union employees. Employees may contribute up to 50 percent of their salary to the 401(k) Plan with a maximum of $17,500 for 2014. Under the Economic Growth and Tax Relief Reconciliation act, employees who are age 50 or older may contribute an additional $5,500 per year for a maximum of $23,000 for 2014. Contributions by the employees are invested in one or more funds at the direction of the employee. Specialty contributes on behalf of each eligible participant a matching contribution dollar for dollar on the first two percent in contributions and $0.50 on the dollar for three percent to five percent in contributions. The matching contribution is allocated after each payroll. Matching contributions of approximately $58,000 and $52,000 were made for the years ended July 31, 2014 and 2013, respectively. Specialty also contributes to a union-sponsored defined contribution retirement plan. Contributions relating to this plan were approximately $28,000 and $29,000 for the years ended July 31, 2014 and 2013, respectively.

Specialty also contributes to an executive retirement plan in which selected associates meeting an earnings target and specific title requirements are eligible to participate. Participants may contribute up to 100 percent of eligible compensation pre-tax during the year and Specialty matches 50% of the participant contributions up to five percent of the Internal Revenue Service's guidelines. Specialty's contributions of approximately $6,000 and $4,000 were made for the years ended July 31, 2014 and 2013, respectively.

Specialty has a collective bargaining agreement at its Mineral Ridge, Ohio facility. The number of employees of Specialty represented by this union is eight, or 25 percent of Specialty's total employees. They are represented by one local affiliated with the AFL-CIO. Specialty considers the relationship with its union employees to be satisfactory. The collective bargaining contract will expire in June 2017.

8.	Related Party Transactions

Ferguson provides certain management and administrative services to Specialty (See Note 5). The costs of such services are reflected in appropriate categories in the accompanying statements of operations for the years ended July 31, 2014 and 2013.

Specialty also purchases inventory and sells its products to Ferguson. During 2014, Specialty purchased approximately $79,000 of inventory from Ferguson. No purchases of inventory were made from Ferguson during 2013. During 2014 and 2013, sales to Ferguson were approximately $330,000 and $165,000, respectively.

Ferguson has operating leases for manufacturing and office equipment on behalf of Specialty. Ferguson allocates the lease payments to Specialty; these payments are included as rent expense on the accompanying financial statements (See Note 9).

9.	Commitments

Operating Leases

Through Ferguson, Specialty leases manufacturing and office equipment, including forklifts and work trucks, for its Houston, Texas and Mineral Ridge, Ohio locations.

SPECIALTY PIPE & TUBE, INC. Notes to Financial Statements, continued

The following is a schedule of future minimum lease payments required under Specialty's noncancellable operating leases:

Year ending July 31,

2015	$80,614
2016	36,376
2017	28,571
2018	—
2019	—
Thereafter	—
$145,561

Rent expense allocated to Specialty by Ferguson amounted to approximately $110,000 and $111,000 for the years ended July 31, 2014 and 2013, respectively. Specialty does not have any leases that are classified as capital leases for any of the periods presented in the financial statements.

10.	Economic Dependence

Major Vendors

In order to establish stronger business relationships and due to the specialized nature of Specialty's business and its commitment to provide a very deep and broad inventory, Specialty uses only a few raw material suppliers. For the years ended July 31, 2014 and 2013, two vendors accounted for approximately 93 percent and 94 percent, respectively, of Specialty's purchases. Specialty maintains an excellent long-standing relationship with both of these vendors. However, the loss of the ability to purchase materials from either of these vendors could have a material adverse effect from both a supply and cost standpoint on Specialty.

11.	Subsequent Events

On November 21, 2014, Synalloy entered into a Stock Purchase Agreement ("SPA") with Davidson to purchase all of the outstanding stock of Specialty for $31,500,000, subject to post-closing working capital adjustments. Davidson will also have the potential to receive earn-out payments up to a total of $5,000,000 if Specialty achieves targeted sales revenue over a two-year period following closing.